Exhibit 99.1

Marketo Announces Second Quarter 2015 Results

SAN MATEO, Calif. —July 23, 2015 — Marketo, Inc. (Nasdaq: MKTO), the leading provider of engagement marketing software and solutions, today announced its second quarter 2015 financial results.

Second Quarter Highlights:

•                  Revenue increased 41 percent year over year to $50.7 million

•                  Deferred revenue increased 52 percent year over year to $80.6 million

•                  Calculated billings increased 48 percent year over year to $64.4 million

•                  Generated cash flow from operations of $10.0 million

“I am very pleased with our strong second quarter results. We accelerated growth while also clearly demonstrating Marketo’s ability to achieve operating leverage as evidenced by positive cash flow from operations of $10 million in the quarter,” said Phil Fernandez, chairman and CEO of Marketo. “During the quarter we made excellent progress in expanding our sales leadership team, continuing our success in the enterprise and deepening our relationships with key strategic customers. At the same time, we launched another wave of innovative products that continue to extend our competitive differentiation in the marketplace. Together, we believe these factors are cementing our leadership position in the marketing software industry.”

Results for the second quarter of 2015:

•                  Revenue: Revenue was $50.7 million, an increase of 41 percent over the same period of the prior year.

•                  Deferred Revenue:  Deferred revenue at June 30, 2015 was $80.6 million, up 21 percent from $66.9 million reported at March 31, 2015. This compares to $53.2 million at June 30, 2014.

•                  Calculated Billings: Calculated billings were $64.4 million, an increase of 48 percent over $43.6 million in the same period of the prior year.

•                  Net Loss: GAAP net loss, excluding redeemable non-controlling interests was $18.0 million, and net loss per common share, basic and diluted, was $(0.43). Non-GAAP net loss was $6.7 million, and non-GAAP net loss per common share, basic and diluted, was $(0.16). A reconciliation table titled “Reconciliation of GAAP Measures to Non-GAAP Measures” is provided at the end of this release.

•                  Cash Flow:  Cash provided by operating activities was $10.0 million as compared to $3.6 million in the same period of the prior year. Free cash flow generated was $5.5 million.

•                  Total Cash and Cash Equivalents: As of June 30, 2015, total cash and cash equivalents was $110.4 million.

Outlook

As of July 23, 2015, Marketo is initiating revenue and EPS guidance for its third quarter and increasing full year 2015 guidance.

For the third quarter of 2015, Marketo expects to report:

•                  Revenue in the range of $53.5 to $55.0 million

•                  GAAP net loss per share in the range of $(0.47) to $(0.49)

•                  Non-GAAP net loss per share in the range of $(0.17) to $(0.19)

For the full year 2015, Marketo expects to report:

•                  Revenue in the range of $209 to $211 million

•                  GAAP net loss per share in the range of $(1.83) to $(1.86)

•                  Non-GAAP net loss per share in the range of $(0.75) to $(0.78)

A table titled “Reconciliation of GAAP Net Loss to Non-GAAP Net Loss Per Share Targets” is provided at the end of this release.

Conference Call Information

Marketo will host a conference call and live webcast to discuss financial results at 5:00 p.m. ET/2:00 p.m. PT, on Thursday, July 23, 2015.  The conference call can be accessed by dialing (888) 329-8877, or +1 (719) 785-1753 (outside the U.S. and Canada).  A live webcast will be available at http://investors.marketo.com.  An audio replay of the call will also be available by dialing (888) 203-1112 or +1(719) 457-0820 (outside the U.S. and Canada) and entering passcode 5600065#.

Use of Non-GAAP Financial Information

Marketo provides financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand Marketo’s past financial performance and future results, Marketo has supplemented its financial results that it provides in accordance with GAAP with certain non-GAAP financial measures. The method Marketo uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.  Specifically, management is excluding the following items from its non-GAAP historical and estimated net loss and net loss per common share, basic and diluted:

• Stock-Based Compensation Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

• Amortization of Acquired Intangible Assets: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

• Adjustment to the value of redeemable non-controlling interest to the redemption amount is excluded as the company believes it may not be indicative of future operating results and that investors benefit from an understanding of the company’s operating results without giving effect to this adjustment.

Additionally, the Company believes the following supplemental non-GAAP financial information are useful to investors and others in assessing its operating performance. A calculation of these supplemental non-GAAP financial information have been provided in the table titled ‘Non-GAAP Supplemental financial information’.

• Calculated billings is calculated as revenue plus the change in total deferred revenue as presented on the balance sheet.

• Free cash flow is calculated as cash flow provided by (used in) operations less the purchase of property and equipment and capitalized software development costs presented on the statement of cash flows.

Management believes calculated billings offers investors useful supplemental information regarding the performance of our business, and will help investors better understand the sales volumes and performance of our business. Free cash flow metrics is useful as it provides investors an enhanced view of the company’s operational performance and the cash available to fund on-going operations. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “expects,” “anticipates,” “believes,” “could,” “seeks,” “estimates,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Examples of forward-looking statements include, but are not limited to, statements about our opportunities for growth and specific statements about our expected GAAP and non-GAAP financial results for the third quarter and the full year of 2015, including revenue, net loss, EPS, stock-based compensation expenses, amortization of acquired intangible assets and adjustments to the value of redeemable non-controlling interest to the redemption amount. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties that could cause actual results to differ from the results predicted include, but are not limited to, risks associated with: possible fluctuations in our financial and operating results; our rate of growth and anticipated revenue run rate, including our ability to convert deferred revenue and unbilled deferred revenue into revenue and, as appropriate, cash flow, and the continued growth and ability to maintain deferred revenue and unbilled deferred revenue; errors, interruptions or delays in our services or Web hosting; breaches of our security measures; the financial impact of any previous and future acquisitions; the nature of our business model; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services; successful customer deployment and utilization of our existing and future services; changes in our sales cycle; competition; relationships with platform providers; various financial aspects of our subscription model; unexpected increases in attrition or decreases in new business; the emerging markets in which we operate; unique aspects of entering or expanding in international markets; our ability to hire, retain and motivate employees and manage our growth; changes in our customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in our effective tax rate; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; collection of receivables; interest rates; factors affecting our deferred tax assets and ability to value and utilize them; the risks and expenses associated with our real estate and office facilities space; and general developments in the economy, financial markets, and credit markets.

Further information about potential factors that could affect our financial results is included in public reports we file with the Securities and Exchange Commission, including, but not limited to, the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Forms 10-K and 10-Q, and the Forms 8-K and other documents we file from time to time.

Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We assume no obligation and do not intend to publicly update these forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law.

About Marketo

Marketo (NASDAQ:MKTO) provides the leading marketing software and solutions designed to help marketers master the art and science of digital marketing. Through a unique combination of innovation and expertise, Marketo is focused solely on helping marketers keep pace in an ever-changing digital world through marketing automation and other cutting edge technologies. Spanning today’s digital, social, mobile and offline channels, Marketo’s® Engagement Marketing Platform powers a set of breakthrough applications to help marketers tackle all aspects of digital marketing from the planning and orchestration of marketing activities to the delivery of personalized interactions that can be optimized in real-time. Marketo’s applications are known for their ease-of-use, and are complemented by the Marketing Nation®, a thriving network of more than 400 third-party solutions through our LaunchPoint® ecosystem and over 50,000 marketers who share and learn from each other to grow their collective marketing expertise. The result for modern marketers is unprecedented agility and superior results. Headquartered in San Mateo, CA with offices in Europe, Australia and Japan, Marketo serves as a strategic marketing partner to more than 4,100 large enterprises and fast-growing small companies across a wide variety of industries. For more information, visit www.marketo.com.

Marketo, the Marketo logo, Marketing Nation and LaunchPoint are trademarks of Marketo, Inc. All other trademarks are the property of their respective owners.

IR Contact:

Anne Marie McCauley
Marketo
650-727-6845
amccauley@marketo.com

PR Contact:

Stefanie Gordish
Marketo
415.590.9722
sgordish@marketo.com

###

MARKETO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	June 30,	December 31,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$110,445	$112,644
Accounts receivable, net	45,744	37,867
Prepaid expenses and other current assets	7,801	5,756
Total current assets	163,990	156,267
Property and equipment, net	20,661	16,832
Goodwill	29,201	29,201
Intangible assets, net	6,933	7,076
Other assets	2,101	1,035
Total assets	$222,886	$210,411

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,453	$3,901
Accrued expenses and other current liabilities	23,680	20,691
Deferred revenue	80,620	62,945
Current portion of credit facility	2,643	2,719
Total current liabilities	112,396	90,256
Credit facility, net of current portion	1,382	2,653
Other liabilities	3,962	3,526
Total liabilities	117,740	96,435

Redeemable non-controlling interests	2,246	800

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	322,372	297,420
Accumulated other comprehensive income	(382)	(350)
Accumulated deficit	(219,094)	(183,898)
Total stockholders’ equity	102,900	113,176
Total liabilities, redeemable non-controlling interests and stockholders’ equity	$222,886	$210,411

MARKETO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Revenue:
Subscription and support	$43,757	$31,236	$83,857	$59,847
Professional services and other	6,923	4,794	12,823	8,475
Total revenue	50,680	36,030	96,680	68,322
Cost of revenue (1):
Subscription and support	9,770	6,876	18,844	13,111
Professional services and other	8,177	5,540	15,514	10,381
Total cost of revenue	17,947	12,416	34,358	23,492
Gross profit:
Subscription and support	33,987	24,360	65,013	46,736
Professional services and other	(1,254)	(746)	(2,691)	(1,906)
Total gross profit	32,733	23,614	62,322	44,830
Operating expenses (1):
Research and development	9,168	7,198	18,863	14,329
Sales and marketing	32,055	23,786	62,087	44,154
General and administrative	8,960	5,731	17,742	11,923
Total operating expenses	50,183	36,715	98,692	70,406
Loss from operations	(17,450)	(13,101)	(36,370)	(25,576)
Other income (expense), net	97	(186)	617	(245)
Loss before provision (benefit) for income taxes	(17,353)	(13,287)	(35,753)	(25,821)
Provision (benefit) for income taxes	100	(16)	312	(30)
Net loss	(17,453)	(13,271)	(36,065)	(25,791)
Net loss attributable to redeemable non-controlling interests*	(497)	159	(43)	170
Net loss attributable to Marketo	$(17,950)	$(13,112)	$(36,108)	$(25,621)

Net loss per share of common stock, basic and diluted	$(0.43)	$(0.33)	$(0.86)	$(0.64)
Shares used in computing net loss per share of common stock, basic and diluted	42,163	40,271	41,889	39,898

* During the three and six months ended June 30, 2015 the Company recorded an adjustment to redeemable non-controlling interest of $(0.9) million, which is included in this line item.

(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Cost of subscription and support revenue	$626	$419	$1,245	$803
Cost of professional services and other revenue	1,100	610	2,037	1,057
Research and development	1,639	1,173	3,955	2,252
Sales and marketing	3,404	2,095	6,206	3,874
General and administrative	2,957	1,614	5,564	2,932
Total stock-based compensation expense	$9,726	$5,911	$19,007	$10,918

MARKETO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cash flows from operating activities:
Net loss attributable to Marketo	$(17,950)	$(13,112)	$(36,108)	$(25,621)
Net loss attributable to redeemable non-controlling interests	497	(159)	43	(170)
Net loss	(17,453)	(13,271)	(36,065)	(25,791)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,406	2,213	6,285	4,344
Stock-based compensation expense	9,726	5,911	19,007	10,918
Deferred income taxes	60	(69)	247	(143)
Provision for (reduction of) doubtful accounts	(12)	—	236	—
Changes in operating assets and liabilities:
Accounts receivable, net	(5,451)	(4,422)	(8,478)	(2,713)
Prepaid expenses and other current assets	2,151	1,573	(2,019)	(2,151)
Other assets	(217)	(186)	(861)	(579)
Accounts payable	1,160	434	2,188	478
Accrued expenses and other current liabilities	3,047	3,805	2,532	(5,823)
Deferred revenue	13,589	7,586	18,283	11,837
Other liabilities	(39)	(7)	77	(21)
Net cash provided by (used in) operating activities	9,967	3,567	1,432	(9,644)
Cash flows from investing activities:
Increase in restricted cash	—	—	(215)	—
Purchase of property and equipment	(4,232)	(1,684)	(8,324)	(4,263)
Capitalized software development	(251)	(225)	(772)	(404)
Net cash used in investing activities	(4,483)	(1,909)	(9,311)	(4,667)
Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	2,053	809	3,018	3,327
Proceeds from issuance of common stock issued under employee stock purchase plan	—	—	2,885	3,384
Investment from redeemable non-controlling interests	—	—	1,678	1,953
Repurchase of unvested common stock from terminated employees	(32)	(23)	(32)	(46)
Withholding taxes remitted for the net share settlement of equity awards	(71)	(1,677)	(74)	(1,692)
Repayment of debt	(676)	(575)	(1,346)	(868)
Payment of deferred follow-on offering costs	—	—	—	(104)
Payment incurred for common stock registration related to acquisition	—	(164)	—	(319)
Net cash provided by (used in) financing activities	1,274	(1,630)	6,129	5,635
Effect of foreign exchange rate changes on cash and cash equivalents	(81)	114	(449)	91
Net increase (decrease) in cash and cash equivalents	6,677	142	(2,199)	(8,585)
Cash and cash equivalents — beginning of period	103,768	119,572	112,644	128,299
Cash and cash equivalents —end of period	$110,445	$119,714	$110,445	$119,714

MARKETO, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, Marketo uses non-GAAP measures of operating loss, net loss and net loss per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Marketo’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States of America.

	Three Months Ended March 31, 2015	Three Months Ended June 30, 2015	Three Months Ended June 30, 2014	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014
Revenue:
Subscription and support	$40,100	$43,757	$31,236	$83,857	$59,847
Professional services and other	5,900	6,923	4,794	12,823	8,475
Total Revenue	$46,000	$50,680	$36,030	$96,680	$68,322

Cost of revenue reconciliation:
GAAP Subscription and support	$9,074	$9,770	$6,876	$18,844	$13,111
Stock-based compensation	(619)	(626)	(419)	(1,245)	(803)
Amortization of acquired intangible assets	(377)	(377)	(285)	(754)	(570)
Non-GAAP subscription and support	$8,078	$8,767	$6,172	$16,845	$11,738

GAAP Professional services and other	$7,337	$8,177	$5,540	$15,514	$10,381
Stock-based compensation	(937)	(1,100)	(610)	(2,037)	(1,057)
Amortization of acquired intangible assets	—	—	—	—	—
Non-GAAP professional services and other	$6,400	$7,077	$4,930	$13,477	$9,324

Gross profit and gross margin reconciliation:
Non-GAAP subscription and support gross profit	$32,022	$34,990	$25,064	$67,012	$48,109
Non-GAAP professional services and other gross profit	(500)	(154)	(136)	(654)	(849)
Non-GAAP gross profit	$31,522	$34,836	$24,928	$66,358	$47,260
Non-GAAP subscription and support gross margin	79.9%	80.0%	80.2%	79.9%	80.4%
Non-GAAP professional services and other gross margin	-8.5%	-2.2%	-2.8%	-5.1%	-10.0%
Non-GAAP gross margin	68.5%	68.7%	69.2%	68.6%	69.2%

Operating expenses reconciliation:
GAAP Research and development	$9,695	$9,168	$7,198	$18,863	$14,329
Stock-based compensation	(2,316)	(1,639)	(1,173)	(3,955)	(2,252)
Amortization of acquired intangible assets	(37)	(37)	—	(74)	—
Non-GAAP research and development	$7,342	$7,492	$6,025	$14,834	$12,077
As a % of total revenues, non-GAAP	16.0%	14.8%	16.7%	15.3%	17.7%

GAAP Sales and marketing	$30,032	$32,055	$23,786	$62,087	$44,154
Stock-based compensation	(2,802)	(3,404)	(2,095)	(6,206)	(3,874)
Amortization of acquired intangible assets	(137)	(137)	(140)	(274)	(293)
Non-GAAP sales and marketing	$27,093	$28,514	$21,551	$55,607	$39,987
As a % of total revenues, non-GAAP	58.9%	56.3%	59.8%	57.5%	58.5%

GAAP General and administrative	$8,782	$8,960	$5,731	$17,742	$11,923
Stock-based compensation	(2,607)	(2,957)	(1,614)	(5,564)	(2,932)
Amortization of acquired intangible assets	(46)	(46)	(46)	(92)	(92)
Non-GAAP general and administrative	$6,129	$5,957	$4,071	$12,086	$8,899
As a % of total revenues, non-GAAP	13.3%	11.8%	11.3%	12.5%	13.0%

Loss from operations reconciliation:
GAAP loss from operations	$(18,920)	$(17,450)	$(13,101)	$(36,370)	$(25,576)
Stock-based compensation	9,281	9,726	5,911	19,007	10,918
Amortization of acquired intangible assets	597	597	471	1,194	955
Non-GAAP loss from operations	$(9,042)	$(7,127)	$(6,719)	$(16,169)	$(13,703)

Net loss reconciliation:
GAAP Net loss attributable to Marketo	$(18,158)	$(17,950)	$(13,112)	$(36,108)	$(25,621)
Stock-based compensation	9,281	9,726	5,911	19,007	10,918
Amortization of acquired intangible assets	597	597	471	1,194	955
Adjustment to redeemable non-controlling interest	—	912	—	912	—
Non-GAAP Net loss attributable to Marketo	$(8,280)	$(6,715)	$(6,730)	$(14,995)	$(13,748)

Basic and diluted net loss per share
GAAP	$(0.44)	$(0.43)	$(0.33)	$(0.86)	$(0.64)
Non-GAAP	$(0.20)	$(0.16)	$(0.17)	$(0.36)	$(0.34)

Shares used to compute basic and diluted GAAP and Non-GAAP net loss per share	41,613	42,163	40,271	41,889	39,898

MARKETO, INC.

NON-GAAP SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands)

(Unaudited)

1) Calculated Billings

	Three Months Ended June 30, 2015	Three Months Ended June 30, 2014
Total revenue	$50,680	$36,030
Add increase in deferred revenue	13,736	7,555
Total calculated billings	$64,416	$43,585

2) Reconciliation of GAAP Operating Cash Flow to Free Cash Flow

	Three Months Ended June 30, 2015	Three Months Ended June 30, 2014
GAAP net cash provided by operating activities	$9,967	$3,567
Less purchases of property and equipment	(4,232)	(1,684)
Less capitalized software development	(251)	(225)
Free cash flow	$5,484	$1,658

MARKETO, INC.

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS PER SHARE TARGETS

(In thousands, except per share data)

(Unaudited)

	Three Months Ending			Twelve Months Ending
	September 30, 2015			December 31, 2015

GAAP net loss per diluted share range	$(0.47)	—	$(0.49)	$(1.83)	—	$(1.86)
Adjustments:
Stock-based compensation	0.25		0.25	0.93		0.93
Amortization of acquired intangibles per share	0.01		0.01	0.06		0.06
NCI adjustment to redemption value	0.04		0.04	0.09		0.09
Non-GAAP net loss per diluted share range	$(0.17)	—	$(0.19)	$(0.75)	—	$(0.78)

Weighted Average Shares Outstanding	42,870		42,870	42,541		42,541

The GAAP and non-GAAP net income per share targets provided below and elsewhere in this press release are estimates. Marketo’s future performance involves risks and uncertainties and the Company’s actual results could differ materially from such estimates. Some of the factors that could affect the Company’s operating results are set forth under the caption “ ‘Safe harbor’ statement under the Private Securities Litigation Reform Act of 1995” in this release.